Exhibit 99.2
Avantax, Inc.
Supplemental Information
March 31, 2023

Avantax Condensed Consolidated Financial Results

(Unaudited, in thousands, except per share amounts and Net Leverage Ratio. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q
Revenue	$166,403	$162,669	$165,032	$172,392	$666,496	$177,980
Operating expenses:
Cost of revenue	121,188	114,446	105,809	103,475	444,918	108,252
Engineering and technology	1,814	2,302	2,617	1,968	8,701	2,721
Sales and marketing	22,174	24,882	23,770	27,088	97,914	26,181
General and administrative	23,875	21,721	23,792	23,367	92,755	32,401
Acquisition and integration	1,666	(6,792)	416	524	(4,186)	122
Depreciation	2,443	2,642	3,343	3,454	11,882	3,588
Amortization of acquired intangible assets	6,631	6,462	6,342	6,415	25,850	6,338
Total operating expenses	179,791	165,663	166,089	166,291	677,834	179,603
Operating income (loss) from continuing operations	(13,388)	(2,994)	(1,057)	6,101	(11,338)	(1,623)
Interest expense and other, net	(53)	(212)	(158)	(52)	(475)	894
Income (loss) from continuing operations before income taxes	(13,441)	(3,206)	(1,215)	6,049	(11,813)	(729)
Income tax benefit (expense)	16,993	4,053	1,536	(7,648)	14,934	481
Income (loss) from continuing operations	3,552	847	321	(1,599)	3,121	(248)
Income (loss) from discontinued operations before gain on disposal and income taxes (1)	50,643	45,874	(22,352)	(21,673)	52,492	—
Pre-tax gain on disposal (1)	—	—	—	472,237	472,237	2,539
Income tax benefit (expense) (1)	(19,575)	(7,296)	190	(80,922)	(107,603)	(618)
Income (loss) from discontinued operations (1)	31,068	38,578	(22,162)	369,642	417,126	1,921
Net income (loss)	$34,620	$39,425	$(21,841)	$368,043	$420,247	$1,673
Basic net income (loss) per share:
Continuing operations	$0.07	$0.02	$0.01	$(0.03)	$0.07	$(0.01)
Discontinued operations (1)	0.64	0.81	(0.47)	7.69	8.69	0.05
Basic net income (loss) per share:	$0.71	$0.83	$(0.46)	$7.66	$8.76	$0.04
Diluted net income (loss) per share:
Continuing operations	$0.07	$0.02	$0.01	$(0.03)	$0.06	$(0.01)
Discontinued operations (1)	0.63	0.79	(0.46)	7.69	8.48	0.05
Diluted net income (loss) per share:	$0.70	$0.81	$(0.45)	$7.66	$8.54	$0.04
Weighted average shares outstanding:
Basic	48,513	47,582	47,847	48,034	47,994	44,645
Diluted	49,747	48,690	49,016	48,034	49,183	44,645

Non-GAAP Financial Results:
Adjusted EBITDA (2)	$5,652	$5,153	$16,995	$25,875	$53,675	$28,073
Net Leverage Ratio (2) (3)						0.3	x
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(1)On October 31, 2022, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TaxAct Holdings, Inc. (f/k/a Avantax Holdings, Inc.), a Delaware corporation and a direct subsidiary of Blucora, Inc., Franklin Cedar Bidco, LLC, a Delaware limited liability company (the “Buyer”), and, solely for purposes of certain provisions thereof, DS Admiral Bidco, LLC, a Delaware limited liability company, pursuant to which we sold our tax software business to Buyer for an aggregate purchase price of $720.0 million in cash, subject to customary purchase price adjustments set forth in the Purchase Agreement (the “TaxAct Sale”). This transaction subsequently closed on December 19, 2022. Our results of operations have been recast to reflect TaxAct as a discontinued operation in accordance with ASC 205, Presentation of Financial Statements.
(2)Refer to the subsequent pages for reconciliations of these non-GAAP financial measures to their nearest comparable GAAP financial measures.
(3)On January 24, 2023, we entered into a restatement agreement which provides for a delayed draw term loan facility up to a maximum principal amount of $270.0 million and a revolving credit facility with a commitment amount of $50.0 million. We have not included Net Leverage Ratio calculations for periods prior to the TaxAct Sale due the material difference in leverage and operating structures.

Avantax Reconciliation of Certain Non-GAAP Financial Measures to the Nearest Comparable GAAP Financial Measures (1) (2)

(Unaudited, in thousands. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q
Adjusted EBITDA (1)
Net income (loss) (2)	$34,620	$39,425	$(21,841)	$368,043	$420,247	$1,673
Less: Income (loss) from discontinued operations, net of income taxes	31,068	38,578	(22,162)	369,642	417,126	1,921
Income (loss) from continuing operations, net of income taxes	3,552	847	321	(1,599)	3,121	(248)
Stock-based compensation	5,380	4,438	4,964	6,371	21,153	7,802
Depreciation and amortization of acquired intangible assets	9,074	9,104	9,685	9,869	37,732	9,926
Interest expense and other, net	53	212	158	52	475	709
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	(34)	228	416	524	1,134	122
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	1,700	(7,020)	—	—	(5,320)	—
Contested proxy and other legal and consulting costs	2,920	1,195	(250)	400	4,265	646
Executive transition costs	—	—	—	—	—	5,227
TaxAct transaction related costs	—	202	3,237	1,821	5,260	2,631
Reorganization costs	—	—	—	789	789	1,739
Income tax (benefit) expense	(16,993)	(4,053)	(1,536)	7,648	(14,934)	(481)
Adjusted EBITDA (1)	$5,652	$5,153	$16,995	$25,875	$53,675	$28,073
____________________________
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding (if applicable) the effects of discontinued operations, stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, TaxAct transaction related costs, reorganization costs, and income tax (benefit) expense. Interest expense and other, net primarily consists of interest expense, net, and other non-operating income. It does not include the income associated with the transition services agreement signed in connection with the TaxAct Sale as this income offsets costs included within income from continuing operations. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
(2)See the Condensed Consolidated Financial Results on page 2.

	2022					2023
(Unaudited, in thousands. Rounding differences may exist.)	1Q	2Q	3Q	4Q	FY 12/31	1Q
Operating Free Cash Flow (3)
Net cash provided by (used in) operating activities from continuing operations	$7,053	$7,855	$(4,999)	$107,165	$117,074	$988
Purchases of property, equipment, and software	(3,846)	(5,173)	(3,582)	(2,291)	(14,892)	(2,543)
Operating Free Cash Flow (3)	$3,207	$2,682	$(8,581)	$104,874	$102,182	$(1,555)
____________________________
(3) We define Operating Free Cash Flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities from continuing operations less purchases of property, equipment, and software. We believe Operating Free Cash Flow is an important liquidity measure that reflects the cash generated by our businesses, after the purchases of property, equipment, and software, that can then be used for, among other things, strategic acquisitions and investments in the businesses, stock repurchases, and funding ongoing operations.

Avantax Reconciliation of Trailing Twelve Month ("TTM") Adjusted EBITDA (1) (2)

2023
(Unaudited, in thousands. Rounding differences may exist.)	TTM 1Q
Adjusted EBITDA (1) (2)
Net income (loss)	$387,300
Less: Income (loss) from discontinued operations, net of income taxes	387,979
Income (loss) from continuing operations, net of income taxes	(679)
Stock-based compensation	23,575
Depreciation and amortization of acquired intangible assets	38,584
Interest expense and other, net	1,131
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	1,290
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	(7,020)
Contested proxy and other legal and consulting costs	1,991
Executive transition costs	5,227
TaxAct transaction related costs	7,891
Reorganization costs	2,528
Income tax (benefit) expense	1,578
Adjusted EBITDA(1) (2)	$76,096

Avantax Net Leverage Ratio (1) (3) (4)

(Unaudited, in thousands except Net Leverage Ratio. Rounding differences may exist.)	2023
	1Q
Net Debt (3)
Delayed Draw Term Loan Facility	$170,000
Less: Cash and cash equivalents	144,955
Net Debt (3)	$25,045

Adjusted EBITDA (1) (2)	$76,096

Net Leverage Ratio (1) (3) (4)	0.3	x
____________________________
(1) Non-GAAP measure using Adjusted EBITDA for the trailing twelve-month period. Adjusted EBITDA for the trailing twelve-month period is reconciled to the nearest comparable GAAP measure, net income (loss).
(2) For additional information on Adjusted EBITDA and its use as a non-GAAP measure, see page 3.
(3) We define Net Debt, a non-GAAP financial measure, as the outstanding principal of debt less cash and cash equivalents. We believe that the presentation of this non-GAAP financial measure provides useful information to investors because it is an important liquidity measurement that reflects our ability to service our debt. Our definition of Net Debt differs from the definition in our Amended and Restated Credit Facility, which caps the amount of cash and cash equivalents that may reduce our outstanding indebtedness at $100.0 million.
(4) Net Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA for the trailing twelve-month period. Our definition of Net Leverage Ratio differs from the definition in our Amended and Restated Credit Facility primarily because the definition in the Amended and Restated Credit Facility includes additional adjustments for Adjusted EBITDA, including amortization of financial professional loans and certain pro-forma adjustments related to acquisitions and divestitures completed during the associated measurement period.

Operating Metrics

(In thousands, except percentages. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q
Revenue	$166,403	$162,669	$165,032	$172,392	$666,496	$177,980
Less: Financial professional commission payout	(116,704)	(110,958)	(102,760)	(99,118)	(429,540)	(104,493)
Revenue Not Remitted to Financial Professionals (1)	$49,699	$51,711	$62,272	$73,274	$236,956	$73,487

Payout Rate (2)	75.4%	75.5%	75.1%	74.2%	75.1%	75.2%

(In thousands, except percentages. Rounding differences may exist.)			2022					2023
	Sources of Revenue	Primary Drivers	1Q	2Q	3Q	4Q	FY 12/31	1Q
Financial professional-driven	Advisory	- Advisory asset levels	$107,169	$104,155	$95,070	$92,445	$398,839	$97,525
	Commission	- Transactions - Asset levels - Product mix	47,655	42,835	41,788	41,153	173,431	41,472
Other revenue	Asset-based	- Cash balances - Interest rates - Number of accounts - Client asset levels	5,663	6,964	21,147	31,269	65,043	33,887
	Transaction and fee	- Account activity - Number of clients - Number of financial professionals - Number of accounts	5,916	8,715	7,027	7,525	29,183	5,096
	Total revenue		$166,403	$162,669	$165,032	$172,392	$666,496	$177,980
	Total recurring revenue (3)		$143,737	$141,935	$144,512	$150,457	$580,641	$157,628
	Recurring revenue rate (3)		86.4%	87.3%	87.6%	87.3%	87.1%	88.6%
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(1) We define Revenue Not Remitted to Financial Professionals, a non-GAAP financial measure, as GAAP revenue less financial professional commission payout. Financial professional commission payout represents commissions owed to financial professionals based on their advisory and commission revenues generated during the respective period. Financial professional commission payout does not include charges associated with financial professional stock-based compensation or the amortization of financial professional forgivable loans. We believe that the presentation of this non-GAAP financial measure provides useful information to investors because it reflects the portion of our segment revenue that is not remitted to financial professionals in the form of cash. We and investors utilize this non-GAAP financial measure when evaluating our performance relative to total client assets.
(2) We define Payout Rate as financial professional commission payout as a percentage of financial professional-driven revenue from the tables above.
(3) Recurring revenue consists of advisory fees, trailing commissions, fees from cash sweep programs, and certain transaction and fee revenue.

Operating Metrics (continued)

(In thousands, except percentages. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q
Total client assets (1)	$86,144,055	$76,522,066	$72,592,882	$76,939,096	$76,939,096	$80,632,955
Brokerage assets (1)	$45,222,763	$39,776,018	$37,150,327	$38,656,763	$38,656,763	$40,052,062
Advisory assets (1)	$40,921,292	$36,746,048	$35,442,555	$38,282,333	$38,282,333	$40,580,893
% of total client assets (1)	47.5%	48.0%	48.8%	49.8%	49.8%	50.3%
Number of financial professionals (in ones)	3,409	3,349	3,347	3,109	3,109	3,123
Advisory and commission revenue per financial professional (2)	$45.4	$43.9	$40.9	$43.0	$184.1	$44.5

Quarterly Production Retention Rate: (3)
TTM Financial professional-driven revenue (4)	$617,648	$616,428	$596,785	$572,270	$572,270	$556,443
TTM Financial professional-driven revenue related to independent financial professionals who departed in the quarter (4)	2,201	3,836	8,356	4,122	4,122	943
TTM Financial professional-driven revenue, less that related to independent financial professionals who departed in the quarter (4)	$615,447	$612,592	$588,429	$568,148	$568,148	$555,500
Quarterly Production Retention Rate (3)	99.6%	99.4%	98.6%	99.3%	99.3%	99.8%
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(1) In connection with our ongoing integration of acquisitions, as of December 31, 2021, we refined the methodology by which we calculate client assets to align the methodologies within our Wealth Management segment for calculating such metrics. Specifically, such changes to the methodology include alignment to one third party data aggregator for assets not placed in custody with our clearing firm and to one consistent set of logic for all assets and transaction types. We have not recast client assets for prior periods to conform to our current presentation as we believe the changes to the calculation to be immaterial.
(2) Calculations are based on the ending number of financial professionals and advisory and commission revenue for each respective period.
(3) Quarterly Production Retention Rate is a non-GAAP financial measure. We believe Quarterly Production Retention Rate is an important measure of our quarterly retention of financial professional-driven revenue (which consists of advisory revenue and commission revenue). We use Quarterly Production Retention Rate to measure the impact of financial professional departures on our business. Quarterly Production Retention Rate is calculated by dividing (x) the difference of (i) total financial professional-driven revenue for the trailing twelve-month period then ended minus (ii) financial professional-driven revenue for the trailing twelve-month period then ended related to independent financial professionals that departed in the quarter by (y) total financial professional-driven revenue for the trailing twelve-month period then ended. As Quarterly Production Retention Rate is a measure of retention during a quarter, it also includes quarterly production from independent financial professionals who departed in prior quarters in the trailing twelve-month period, and therefore does not show production retention rate over longer periods of time.
(4) For the trailing twelve-month period then ended.